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                            KAHN BOYD LEVYCHIN, LLP
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                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
PlanetLink Communications, Inc.
Cumming, Georgia

     We hereby consent to the incorporation by reference in this Registration Statement of PlanetLink Communications, Inc. on Form S-8, of our report dated February 23, 2003 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) of PlanetLink Communications, Inc. for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.

Kahn Boyd Levychin, L.L.P.
June 9, 2004